EXHIBIT 21

SUBSIDIARIES OF NCR CORPORATION

Organized under the Laws of
First Line Solutions LLC	Delaware
NCR European and South American Holdings LLC	Delaware
NCR Self-Service Travel LLC	Delaware
NCR Government Systems LLC	Delaware
NCR Holdings LLC	Delaware
NCR Indonesia LLC	Delaware
NCR Central Europe LLC	Delaware
NCR Latin American Holdings LLC	Delaware
NCR Michigan LLC	Delaware
NCR Solutions (Arabia) LLC	Delaware
NCR Texas LLC	Delaware
Data Pathing LLC	Delaware
Quantor LLC	Delaware
Compris Technologies, Inc.	Georgia
CVSI Inc.	Delaware
CVSI Holdings, Inc.	Delaware
Data Pathing Incorporated	Delaware
International Investments Inc.	Delaware
The Microcard Corporation	Delaware
The National Cash Register Company	Maryland
NCR Autotec Inc.	Delaware
NCR European Logistics, Inc.	Delaware
The NCR Foundation	Ohio
NCR International, Inc.	Delaware
NCR International Holdings, Inc.	Delaware
NCR Ivory Coast, Inc.	Delaware
NCR Nigeria Holdings Inc.	Delaware
NCR Overseas Trade Corporation	Delaware
NCR Personnel Services Inc.	Delaware
NCR Scholarship Foundation	Ohio
North American Research Corporation	Delaware
Old River Software Inc.	Delaware
Quantor Corporation	Delaware
Research Computer Services, Inc.	Delaware
Sparks, Inc.	Ohio
Teradata Corporation	Delaware
Teradata International Corporation	Delaware

NCR Argentina S.R.L.	Argentina
NCR Australia Pty. Limited	Australia
NCR Superannuation Nominees, Ltd.	Australia
NCR Oesterreich Ges.m.b.H.	Austria
NCR (Bahrain) W.L.L.	Bahrain
NCR Belgium & Co. SNC	Belgium
NCR (Bermuda) Limited	Bermuda
NCR Services Limited	Bermuda
NCR (Bermuda) Holdings Limited	Bermuda
NCR Treasury Finance Limited	Bermuda
NCR Treasury Financing Limited	Bermuda
Global Assurance Limited	Bermuda
NCR Brasil Ltda	Brazil
NCR Monydata Ltda.	Brazil
NCR Financial Solutions of Brasil Ltda.	Brazil
NCR Canada Ltd.	Canada
NCR de Chile Industrial y Comercial Limitada	Chile
NCR (Shanghai) Technology Services Ltd.	China
NCR Information Systems (Beijing) Limited	China
NCR (Beijing) Financial Equipment System Co., Ltd.	China
NCR (Guangzhou) Technology Co., Ltd.	China
NCR Colombia Ltda.	Colombia
NCR (Cyprus) Limited	Cyprus
NCR (Middle East) Limited	Cyprus
NCR (North Africa) Limited	Cyprus
NCR (IRI) Ltd.	Cyprus
NCR Danmark A/S	Denmark
NCR Dominicana C. por A.	Dominican Republic
NCR Finland Oy	Finland
NCR France SNC	France
NCR Antilles S.A.R.L.	France
4Front Technologies SA France	France
NCR Gabon S.A.R.L.	Gabon
NCR GmbH	Germany
NCR Czeska republika spol. s.r.o.	Czech Republic
NCR Ghana Limited	Ghana
NCR (Hellas) S.A.	Greece
NCR (Hong Kong) Limited	Hong Kong
NCR (China) Limited	Hong Kong
NCR Magyarorszag Kft.	Hungary
NCR Corporation India Private Limited	India
P. T. NCR Indonesia	Indonesia

NCR Global Holdings Limited	Ireland
NCR Global Solutions Limited	Ireland
NCR International Finance Limited	Ireland
NCR Airside Ireland Limited	Ireland
NCR Italia S.r.l.	Italy
NCR Japan, Ltd.	Japan
NCR Holdings Ltd.	Japan
NCR (Kenya) Limited	Kenya
Afrique Investments Ltd.	Kenya
Data Processing Printing and Supplies Limited	Kenya
NCR Korea YH	Korea
NCR (Macau) Limited	Macau
NCR (Malaysia) Sdn. Bhd.	Malaysia
EPNCR (Malaysia) Sdn. Bhd.	Malaysia
Compu Search Sdn Bhd	Malaysia
NCR de Mexico, S.A. de C.V.	Mexico
NCR Nederland N.V.	Netherlands
NCR European Logistics Center BV	Netherlands
NCR EMEA Regional Care Center B.V.	Netherlands
NCR Financial Shared Services Center B.V.	Netherlands
NCR Dutch Holdings B.V.	Netherlands
NCR Dutch Holdings C.V.	Netherlands
NCR Aftermarket B.V.	Netherlands
NCR EMEA Service Logistics Center, B.V.	Netherlands
CVSI Holdings BV	Netherlands
CVSI Netherlands BV	Netherlands
NCR (NZ) Corporation	NewZealand
NCR (Nigeria) PLC	Nigeria
NCR Norge A/S	Norway
NCR del Peru S.A.	Peru
NCR Corporation (Philippines)	Philippines
NCR Software Corporation (Philippines)	Philippines
NCR Cebu Development Center, Inc.	Philippines
NCR Polska Sp.z.o.o.	Poland
NCR Portugal-Informatica, Lda	Portugal
NCR A/O	Russia
NCR Singapore Pte Ltd	Singapore
NCR Asia Pacific Pte Ltd.	Singapore
NCR International (South Africa) (Pty) Ltd.	South Africa
NCR Espana, S.L.	Spain
NCR (Switzerland)	Switzerland
National Registrierkassen AG	Switzerland
NCR Systems Taiwan Limited	Taiwan
NCR (Thailand) Limited	Thailand
NCR Bilisim Sistemleri LS	Turkey
NCR UK Group Limited	United Kingdom

NCR UK Holdings Limited	United Kingdom
NCR UK Partners LLP	United Kingdom
NCR UK Finance Limited	United Kingdom
NCR Limited	United Kingdom
Law 2299 Ltd.	United Kingdom
Fluiditi Ltd.	United Kingdom
NCR Properties Limited	United Kingdom
NCR Financial Solutions Group Limited	United Kingdom
Regis Court Management Limited	United Kingdom
Melcombe Court Management (Marylebone) Limited	United Kingdom
4Front Group Plc	United Kingdom
4Front Group UK Ltd.	United Kingdom
4Front Technologies UK Limited	United Kingdom
Firstpoint Limited	United Kingdom
4Front Networks Limited	United Kingdom
Datapro Computers Group Limited	United Kingdom
4Front e-cademy.com Limited	United Kingdom
Eurographic Industries Limited	United Kingdom
4Soft Limited	United Kingdom
NCR Zimbabwe (Private) Limited	Zimbabwe
N Timms & Co. (Private) Limited	Zimbabwe